UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 1, 2005

ENSCO International Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (214) 397-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
ENSCO 2005 Supplemental Executive Retirement Plan
ENSCO 2005 Non-Employee Director Deferred Compensation Plan
ENSCO 2005 Benefit Reserve Trust

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into a Material Definitive Agreement

(1) Effective January 1, 2005, ENSCO International Incorporated has implemented the ENSCO 2005 Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan which is designed to comply with the provisions addressing deferred compensation contained in the American Jobs Creation Act of 2004. The full text of the Plan is filed as an exhibit hereto.

(2) Effective January 1, 2005, ENSCO International Incorporated has implemented the ENSCO 2005 Non-Employee Director Deferred Compensation Plan, a nonqualified deferred compensation plan which is designed to comply with the provisions addressing deferred compensation contained in the American Jobs Creation Act of 2004. The full text of the Plan is filed as an exhibit hereto.

(3) Effective January 1, 2005, ENSCO International Incorporated has entered into the 2005 Benefit Reserve Trust agreement with T. Rowe Price Trust Company, which constitutes a “Rabbi Trust” arrangement for the ENSCO 2005 Supplemental Executive Retirement Plan and the ENSCO 2005 Non-Employee Director Deferred Compensation Plan. T. Rowe Price Trust Company serves as trustee under the predecessor trust agreement and provides certain administrative services for ENSCO’s 401(k) and deferred compensation plans. The full text of the 2005 Benefit Reserve Trust agreement is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	ENSCO 2005 Supplemental Executive Retirement Plan.

99.2	ENSCO 2005 Non-Employee Director Deferred Compensation Plan.

99.3	2005 Benefit Reserve Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: January 5, 2005	/s/ H. E. MALONE, JR.
H. E. Malone, Jr. Vice President

/s/ DAVID A. ARMOUR
David A. Armour Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	ENSCO 2005 Supplemental Executive Retirement Plan.

99.2	ENSCO 2005 Non-Employee Director Deferred Compensation Plan.

99.3	2005 Benefit Reserve Trust.